CLAYTON UTZ

Sydney     Melbourne     Brisbane     Perth     Canberra      Darwin    Adelaide

16 December 2004

Securitisation Advisory Services Pty Limited
Level 8
48 Martin Place
SYDNEY NSW 2000.

Dear sirs:

COMMONWEALTH BANK OF AUSTRALIA: GLOBAL MORTGAGE BACKED SECURITIES

We have acted for Securitisation Advisory Services Pty. Limited ("SAS") in
connection with the preparation of the Registration Statement on Form S-3, and the Base Prospectus and related Prospectus Supplement forming a part thereof
(together, the "PROSPECTUS") filed with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

Definitions in the Prospectus apply in this opinion. Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.   DOCUMENTS

     We have examined a copy of the Prospectus.

2.   ASSUMPTION

     For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft it will be executed in the form of that draft.

3.   QUALIFICATIONS

     Our opinion is subject to the following qualifications that we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United States.

4.   OPINION

     Based on the assumption and subject to the qualifications set out above
     (which, except where expressly stated, apply equally to each of the opinions below) we are of the following opinion:

     (a)  Any final and conclusive judgment of any New York State or United
          States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction under New York law, in respect of an obligation of either SAS or Perpetual Trustee Company Limited (the
          "TRUSTEE") in respect of a note, which is for a fixed sum of money, and which has not been stayed or satisfied in full, would be enforceable by action against SAS or the Trustee (as applicable) in the courts of each Relevant Jurisdiction without a re-examination of the merits of the issues determined

CLAYTON UTZ

Sydney     Melbourne     Brisbane     Perth     Canberra      Darwin    Adelaide

Securitisation Advisory Services Pty Limited                    16 December 2004
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          by the proceedings in the New York State or United States Federal
          Court, as applicable, unless:

          (i)     the proceedings in the New York State or United States Federal
                  Court, as applicable, involved a denial of the principles of natural justice;

          (ii)    the judgment is contrary to the public policy of the Relevant
                  Jurisdiction;

          (iii)   the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

          (iv)    the judgment is a penal or revenue judgment;

          (v)     there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment or the New York State or United States Federal
                  Court, as applicable, or

          (vi)    the judgment is one in respect of which the Australian
                  Commonwealth Attorney-General has made a declaration under the
                  Australian Foreign Proceedings (Excess of Jurisdiction) Act
                  1984.

     (b)  A judgment by a court in a Relevant Jurisdiction may be given in some cases only in Australian dollars.

We consent to the filing of this letter as an exhibit to the Registration
Statement on Form S-3 filed with the Prospectus, without admitting that we are
"experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under the Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully
Clayton utz

/s/ Brian Salter
BRIAN SALTER
PARTNER
+61 2 9353 4174
nlewis@claytonutz.com

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